FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Announces Fiscal 2009 Third Quarter Results

- Revenue Growth, Operating Income and Adjusted EBITDA Margin Improvements Continue, Driven by Virtual Print Fees and Growth in Content Delivery Business -

MORRISTOWN, N.J. – February 5, 2009 – Access Integrated Technologies, now doing business as Cinedigm Digital Cinema Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM), reported a 10% increase in year-to-date revenue to $65.1 million, and a 6% increase in revenues, to $22.7 million for the fiscal 2009 third quarter ended December 31, 2008, versus the year-ago periods.  The Company posted an Adjusted EBITDA1 (defined below) of $11.0 million or $0.40 per share, an improvement from the fiscal 2008 third quarter of $8.4 million.  The net loss for the fiscal 2009 third quarter of $17.4 million includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, stock-based expenses, stock-based compensation, impairment of goodwill and change in the fair value of interest rate swap aggregating $22.3 million or $0.81 per share compared to $11.1 million or $0.43 per share in the fiscal 2008 third quarter.

Third Quarter and Year-to-Date Highlights

•
Year-to-date revenues increased by 10% to $65 million compared to the prior year’s $59 million, and for the third quarter increased by 6%, to $22.7 million from $21.5 million in the comparable year-ago-period.  The quarterly improvement from last year was driven largely by a 7% increase in the media services segment, including Virtual Print Fees (“VPFs”) and higher media delivery fees in our satellite unit, and a 4% increase in our content and entertainment segment.  Quarter-over-quarter, revenues increased by 4%, from $21.8 million mainly due to increases in VPF, satellite delivery and content distribution revenue.

•
Loss From Operations for the fiscal 2009 third quarter increased to $5.0 million, from a loss of $1.0 million in the comparable year-ago-period, due to the non-recurring $6.5 million goodwill impairment charge, offset by increased revenues and reduced SG&A expenses.  Year-to-date, loss from operations improved to $2.9 million from a loss of $3.5 million in the prior year, also due to increased revenues and reduced SG&A, but offset by the impairment charge and also by increased depreciation.

•
Gross Profit (revenue less direct operating expenses) Margin for the year to date was 70%, an increase from last year’s 66% for the same period, and for the third quarter was 69%, consistent with last year’s third quarter of 69%.

1 Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

(973) 290-0080                                     55 Madison Avenue, Morristown, NJ  07960

•	Adjusted EBITDA[1] margins improved to 48% in the December 2008 quarter from 39% in the comparable year ago period and 49% year-to-date from 36% last year.

Bud Mayo, Chief Executive Officer of Cinedigm, stated, “2009 will be a challenging year for most companies, due to the continuing uncertainty in the credit markets and other factors; however, we continue to be confident, and even optimistic, about our ability to operate our business more effectively and more efficiently even if we are unable to secure additional Phase 2 funding.  Our recurring revenues from our investment in a large digital cinema asset base during a far more robust market is paying off today from long-term contracted VPF and other revenue streams.  These revenues have proven to be reliable and predictable in an industry that thrives despite the recession and they have become the life blood of our business.  We continue to expand the uses of this asset base with new and exciting revenue producing programs and services.  Our goal is to position ourselves to benefit incrementally from a Phase 2 deployment while exploiting the 3,800 screens and satellite network we already have in place.”

CONFERENCE CALL NOTIFICATION
Cinedigm will host a conference call to discuss its financial results at 10:30 a.m. EST on Thursday, February 5, 2009.  The conference can be accessed by dialing 719.325.4764, at least five minutes before the start of the call.  No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on Cinedigm’s Web site, www.cinedigmcorp.com.  A replay of the call will be available after 1:30 p.m. Eastern at 719.457.0820 or 888.203.1112, passcode 4672831.  The replay will be accessible through Thursday, February 12th.

About Cinedigm
Cinedigm Digital Cinema Corp. is the global leader in fulfilling the promise of digital cinema. Its ground-breaking technology platform helps exhibitors, distributors, studios and content providers transform the consumer movie experience -- by expanding theatrical features to include not only movies but also live 2-D and 3-D performances such as major sporting events, concerts and gaming. The Company also enables theatres to create exhibitions and advertising opportunities targeted to specific audience groups and locations thereby offering new revenue opportunities for these venues. Cinedigm's leading digital cinema platform and one-of-a-kind satellite delivery operations support more than 3,700 theatre screens equipped with DLP Cinema® projection systems across the United States with over nine million digital showings of Hollywood features to date. www.Cinedigm.com [CIDM-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm 's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act'').  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects',' "anticipates,'' "intends,'' "plans,'' “could,” “might,” "believes,'' “seeks,” "estimates'' or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

# # #
Contact:

Suzanne Moore
Cinedigm
973.290.0080
smoore@cinedigm.com

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2008

Revenues	$21,480	$22,710

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	6,608	7,068
Selling, general and administrative	6,090	4,691
Provision for doubtful accounts	321	98
Research and development	180	107
Stock-based compensation	162	295
Impairment of goodwill	—	6,525
Depreciation of property and equipment	8,020	8,126
Amortization of intangible assets	1,071	821
Total operating expenses	22,452	27,731

Loss from operations	(972)	(5,021)

Interest income	448	88
Interest expense	(7,703)	(6,935)
Other expense, net	(125)	(162)
Change in fair value of interest rate swap	—	(5,411)
Net loss	$(8,352)	$(17,441)

Net loss per Class A and B common share - basic and diluted	$(0.32)	$(0.63)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	25,931,467	27,566,462

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)
	Three Months Ended
	December 31,
	2007	2008
Net loss	$(8,352)	$(17,441)
Add Back:
Amortization of software development	153	214
Depreciation of property and equipment	8,020	8,126
Amortization of intangible assets	1,071	821
Interest income	(448)	(88)
Interest expense	7,703	6,935
Other expense, net	125	162
Change in fair value of interest rate swap	—	5,411
Impairment of goodwill	—	6,525
Stock-based expenses	—	37
Stock-based compensation	162	295
Adjusted EBITDA (as defined)	$8,434	$10,997

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Nine Months Ended
	December 31,
	2007	2008

Revenues	$59,092	$65,129

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	19,798	19,597
Selling, general and administrative	17,127	13,711
Provision for doubtful accounts	691	271
Research and development	503	207
Stock-based compensation	361	653
Impairment of goodwill	—	6,525
Depreciation of property and equipment	20,950	24,394
Amortization of intangible assets	3,210	2,669
Total operating expenses	62,640	68,027

Loss from operations	(3,548)	(2,898)

Interest income	1,174	311
Interest expense	(20,530)	(21,101)
Debt refinancing expense	(1,122)	—
Other expense, net	(426)	(488)
Change in fair value of interest rate swap	—	(3,846)
Net loss	$(24,452)	$(28,022)

Net loss per Class A and B common share - basic and diluted	$(0.96)	$(1.03)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	25,344,944	27,324,324

Cinedigm Digital Cinema Corp.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2007	2008
Net loss	$(24,452)	$(28,022)
Add Back:
Amortization of software development	448	601
Depreciation of property and equipment	20,950	24,394
Amortization of intangible assets	3,210	2,669
Interest income	(1,174)	(311)
Interest expense	20,530	21,101
Debt refinancing expense	1,122	—
Other expense, net	426	488
Change in fair value of interest rate swap	—	3,846
Impairment of goodwill	—	6,525
Stock-based expenses	—	156
Stock-based compensation	361	653
Adjusted EBITDA (as defined)	$21,421	$32,100

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	March 31, 2008	December 31, 2008
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$29,655	$22,565
Accounts receivable, net	21,494	16,400
Unbilled revenue, current portion	6,393	5,451
Deferred costs	3,859	3,803
Prepaid and other current assets	1,316	1,986
Notes receivable, current portion	158	913
Total current assets	62,875	51,118

Property and equipment, net	269,031	246,980
Intangible assets, net	13,592	11,473
Capitalized software costs, net	2,777	3,001
Goodwill	14,549	8,024
Deferred costs, net of current portion	6,595	4,712
Unbilled revenue, net of current portion	2,075	1,755
Notes receivable, net of current portion	1,220	1,002
Security deposits	408	425
Accounts receivable, net of current portion	299	299
Restricted cash	255	255
Total assets	$373,676	$329,044

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,213	$9,682
Current portion of notes payable	16,998	24,729
Current portion of deferred revenue	6,204	5,511
Current portion of customer security deposits	333	358
Current portion of capital leases	89	128
Total current liabilities	48,837	40,408

Notes payable, net of current portion	250,689	232,416
Capital leases, net of current portion	5,814	5,785
Deferred revenue, net of current portion	283	953
Customer security deposits, net of current portion	46	34
Preferred stock subscription proceeds	—	2,000
Fair value of interest rate swap	—	3,846
Total liabilities	305,669	285,442

Commitments and contingencies

Stockholders' equity:
Class A common stock, $0.001 par value per share; 40,000,000 and 65,000,000 shares authorized at March 31, 2008 and December 31, 2008, respectively; 26,143,612 and 27,104,091 shares issued and 26,092,172 and 27,052,651 shares outstanding at March 31, 2008 and December 31, 2008, respectively	26	27
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at each of March 31, 2008 and December 31, 2008	1	1
Additional paid-in capital	168,844	172,460
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(100,692)	(128,714)
Total stockholders' equity	68,007	43,602
Total liabilities and stockholders’ equity	$373,676	$329,044